UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 17, 2018
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The Company’s 2018 annual meeting of shareholders was held on May 17, 2018. The holders of 12,353,497 shares of common stock, 81.27 percent of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy.

(b)
At the annual meeting, Chad R. Abraham, Andrew S. Duff, William R. Fitzgerald, B. Kristine Johnson, Addison L. Piper, Sherry M. Smith, Philip E. Soran, Scott C. Taylor and Michele Volpi were elected as directors to serve a one-year term expiring at the annual meeting of shareholders in 2019. The following table shows the vote totals for each of these individuals:

Name	Votes For	Votes Against	Abstentions
Chad R. Abraham	10,547,970	80,145	9,800
Andrew S. Duff	10,483,585	144,628	9,702
William R. Fitzgerald	10,518,830	108,496	10,589
B. Kristine Johnson	10,505,146	123,042	9,727
Addison L. Piper	10,505,203	122,303	10,409
Sherry M. Smith	10,456,528	171,736	9,651
Philip E. Soran	10,581,543	46,518	9,854
Scott C. Taylor	10,542,190	85,613	10,112
Michele Volpi	10,520,279	108,165	9,471

Broker non-votes for each director totaled 1,715,582.

At the annual meeting, our shareholders also approved the proposal to ratify the selection of Ernst & Young LLP as the independent auditor for 2018. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Ratify the selection of Ernst & Young LLP as the independent auditor for 2018.	12,043,627	299,468	10,402

At the annual meeting, our shareholders also cast an advisory vote to approve the compensation of officers disclosed in the proxy statement, or a “say-on-pay” vote. The following table indicates the specific voting results for this proposal:

Proposal	Votes For	Votes Against	Abstentions
Advisory (non-binding) resolution approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote.	9,953,928	646,047	37,940

Broker non-votes for this proposal totaled 1,715,582.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: May 18, 2018	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary